UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2008

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA 94080
(Address of principal executive offices)  (Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2008, Hana Biosciences, Inc. (the “Company”) received notification from the NASDAQ Listings Qualification Department that the Company’s stockholders’ equity of $7,251,251, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, does not comply with the minimum stockholders’ equity requirement of $10,000,000 for continued listing on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(3).

In its notice to the Company, NASDAQ indicated that the Company had until June 4, 2008 to submit a specific plan to achieve and sustain compliance with all of the continues listing standards applicable to the NASDAQ Global Market, including the stockholders’ equity standard, or to apply for transfer to the NASDAQ Capital Market. On May 22, 2008, the Company submitted an application to transfer the listing of its Common Stock from the NASDAQ Global Market to the NASDAQ Capital Market.

The Company’s press release dated May 27, 2008 with respect to the notification from NASDAQ described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press Release issued May 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: May 27, 2008	By:	/s/ John P. Iparraguirre
John P. Iparraguirre Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued May 27, 2008.

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